STONE STREET BANCORP, INC.
                              232 SOUTH MAIN STREET
                        MOCKSVILLE, NORTH CAROLINA 27028

                         REVOCABLE APPOINTMENT OF PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Donald G. Bowles, J. Charles Dunn and Ronald H. Vogler (the "Proxies"), and each of them, with full power of substitution and hereby authorizes them to represent and vote, as directed below, all shares of the common stock of Stone Street Bancorp, Inc. (the "Company") held of record by the undersigned on July 21, 1999 at the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at the Davie County Public Library, 371 North Main Street, Mocksville, North Carolina, at 5:00 p.m. E.D.S.T., on September 21, 1999, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

     1. PROPOSAL TO APPROVE MERGER. Proposal to approve the Amended and Restated Agreement of Combination, dated as of June 22, 1999, among the Company, Stone Street Bank and Trust, CCB Financial Corporation ("CCB"), CCBFC, Inc., and Central Carolina Bank and Trust Company and the related Plan of Merger (collectively, "Merger Agreement"), and to approve transactions described therein, with the result that the Company will merge into CCBFC, Inc., a subsidiary of CCB.

         FOR [ ]             AGAINST [ ]         ABSTAIN [ ]

     2. OTHER BUSINESS. On such other matters as properly come before the Special Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.


     PLEASE MARK, SIGN AND DATE THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.
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     THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS
DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY FOR PROPOSAL 1. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PROXIES WILL BE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

     By signing this proxy, the undersigned hereby acknowledges receipt of the Notice of Special Meeting dated August 2, 1999, and the accompanying Proxy Statement-Prospectus of the Company and CCB.

                                              Dated:             , 1999
                                                    -------------

                                  ------------------------------------
                                  Signature of Owner of Shares


                                  ------------------------------------
                                  Signature of Joint Owner of Shares, if any

                                  Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the authorized capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT AT THE SPECIAL MEETING, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE SPECIAL MEETING IF YOU SO DESIRE.